Exhibit 99.1

June 9, 2025

NOTICE OF REDEMPTION OF PUBLIC WARRANTS (CUSIP 053604112)

Dear Warrant Holder,

AvePoint, Inc. (the “Company”) hereby gives notice that it is redeeming, at 5:00 p.m. New York City time on July 9, 2025 (the “Redemption Date”), all of the Company’s outstanding public warrants (the “Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), that were issued under the Warrant Agreement, dated September 16, 2019, by and between the Company’s predecessor company, Apex Technology Acquisition Corporation (“Apex”), and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), as part of the units sold in Apex’s initial public offering for a redemption price of $0.01 per Warrant (the “Redemption Price”). Each Warrant entitles the holder thereof to purchase one share of Common Stock. Pursuant to the Warrant Agreement, a holder must exercise its Warrants only for a whole number of shares of Common Stock at a price of $11.50 per share. Any Warrants that remain unexercised at 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Warrants, except to receive the Redemption Price.

The Warrants are listed on Nasdaq under the symbol “AVPTW.” On June 4, 2025, the last sales price of the Warrants was $7.80 per Warrant and the last sales price of the Common Stock was $19.24 per share.

TERMS OF REDEMPTION; CESSATION OF RIGHTS

The rights of the Warrant holders to exercise their Warrants will terminate immediately prior to 5:00 p.m. New York City time on the Redemption Date. At 5:00 p.m. New York City time on the Redemption Date and thereafter, holders of unexercised Warrants will have no rights with respect to those Warrants, except to receive, upon surrender of their Warrant certificates, the Redemption Price. We encourage you to consult with your broker, financial advisor and/or tax advisor to consider whether or not to exercise your Warrants. Note that the act of exercising is VOLUNTARY, meaning holders must instruct their broker to submit the Warrants for exercise.

The Company is exercising this right to redeem the Warrants pursuant to Section 6 of the Warrant Agreement. Pursuant to Section 6.1 of the Warrant Agreement, the Company has the right to redeem all of the outstanding Warrants if the last sales price of the Common Stock equals or exceeds $18.00 per share on each of 20 trading days within any 30-day trading period ending on the third business day prior to the date on which a notice of redemption is given. The last sales price of the Common Stock has been at least $18.00 per share on each of 20 trading days within the 30-day trading period ending on June 4, 2025 (which is the third business day prior to the date of this redemption notice).

EXERCISE PROCEDURE

Warrant holders have until 5:00 p.m. New York City time on the Redemption Date to exercise their Warrants to purchase Common Stock. Warrants may only be exercised for cash. Each Warrant entitles the holder thereof to purchase one share of Common Stock. Pursuant to the Warrant Agreement, a holder must exercise its Warrants only for a whole number of shares of Common Stock at a price of $11.50 per share.

Those who hold their Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Warrants since the process to exercise is VOLUNTARY.

Persons who are holders of record of their Warrants may exercise their Warrants by sending:

1. The Warrant certificate; and

2. A fully and properly completed “Election to Purchase” (a form of which is attached hereto as Annex A), duly executed and indicating, among of things, the number of Warrants being exercised,

to:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

Email: compliance@continentalstock.com

The method of delivery of the Warrants is at the option and risk of the holder, but if mail is used, registered mail properly insured is suggested.

The Warrant certificate and the fully and properly completed Election to Purchase must be received by Continental Stock Transfer & Trust Company prior to 5:00 p.m. New York City time on July 9, 2025. Warrants which are received on or after such time will not be exercised, but will be redeemed.

For holders of Warrants who hold their warrants in “street name,” provided that a Notice of Guaranteed Delivery is received by Continental Stock Transfer & Trust Company prior to 5:00 p.m. New York City time on July 9, 2025, broker-dealers shall have two business days to deliver the Warrant to Continental Stock Transfer & Trust Company.

Any Warrant received which is received without the Election to Purchase or the Notice of Guaranteed Delivery having been duly executed and fully and properly completed will be deemed to have been delivered for redemption (at $0.01 per Warrant), and not for exercise.

PROSPECTUS

A prospectus covering the Common Stock issuable upon the exercise of the Warrants (and the supplements thereto) is included in a registration statement filed with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-258109) (the “SEC”). The SEC also maintains an Internet website that contains a copy of this prospectus. The address of this site is www.sec.gov. Alternatively, to obtain a copy of the prospectus (and the supplements thereto), please visit our investor relations website at investors.avepoint.com.

REDEMPTION PROCEDURE

Payment of the Redemption Price will be made by the Company upon presentation and surrender of the Warrant for payment after 5:00 p.m. New York City time on the Redemption Date. Those who hold their shares in “street name” should contact their broker to determine their broker’s procedure for redeeming their Warrants. Persons who are holders of record of their Warrants may redeem their Warrants by delivering their certificates representing their Warrants to:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

Email: compliance@continentalstock.com

*********************************

Any questions you may have about redemption and exercising your Warrants may be directed to Continental Stock Transfer & Trust Company at its address and telephone number set forth above.

Sincerely,

/s/ Brian Michael Brown
Brian Michael Brown
Chief Legal and Compliance Officer

Annex A

ELECTION TO PURCHASE

To Be Executed by the Registered Holder in Order to Exercise Warrants

The undersigned Registered Holder irrevocably elects to exercise Warrants represented by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that Certificates for such shares shall be issued in the name of

(PLEASE TYPE OR PRINT NAME AND ADDRESS)

(SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

and be delivered to
(PLEASE PRINT OR TYPE NAME AND ADDRESS)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below:

Dated:
(SIGNATURE)

(ADDRESS)

(TAX IDENTIFICATION NUMBER)